Exhibit No. 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-94699, 33-26823, 33-57879, 33-57881, 333-50703
and 333-50711) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-51423) of Westvaco Corporation of our report dated November 16, 1998 appearing on page 34 of the Westvaco Corporation 1998 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
New York, NY
November 24, 1998